UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2015

Genesis Healthcare, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 East State Street Kennett Square, PA	19348
(Address of Principal Executive Offices)	(Zip Code)

(610) 444-6350

(Registrant’s telephone number, including area code)

Skilled Healthcare Group, Inc.

27442 Portola Parkway, Suite 200

Foothill Ranch, CA 92610

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

This Current Report on Form 8-K is being filed in connection with the consummation on February 2, 2015 (the “Closing”) of the previously announced combination contemplated by the Purchase and Contribution Agreement, dated as of August 18, 2014, as amended (the “Purchase Agreement”), between Skilled Healthcare Group, Inc., a Delaware corporation (the “Company”) and FC-GEN Operations Investment, LLC, a Delaware limited liability company (“Genesis”). Immediately following the consummation of the transactions contemplated by the Purchase Agreement, the common stock, par value $0.001 per share (the “Common Stock”), and options to purchase shares of Common Stock of the Company, which remained outstanding represented 25.75% of the equity of the combined entity, and the holders of equity interests (the “Genesis Members”), equity awards and options to purchase equity interests of Genesis (the “Genesis Stakeholders”) held 74.25% of the equity of the combined entity, calculated on a fully diluted, as-exchanged and as-converted basis.

Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, on February 2, 2015, the following transactions (the “Transactions”) occurred:

•	all of the shares of capital stock of Sun Healthcare Group, Inc., a wholly-owned subsidiary of Genesis (“Sun”), after certain other subsidiaries of Genesis were merged into Sun, were distributed to the Genesis Members;

•	Sun became a subsidiary of the Company as a result of a concurrent reverse subsidiary merger;

•	Sun and certain subsidiaries of Sun (collectively, the “Sun Members”) contributed ownership of certain of their assets and subsidiaries to Genesis (the “Contribution”);

•	the Sun Members received Class A Common Units, Class B Common Units and Class C Common Units of Genesis (each a “Genesis Common Unit”);

•	Sun was admitted as the managing member of Genesis;

•	the Genesis Members received (a) Class A Common Stock, par value $0.001 per share, of the Company (the “Class A Common Stock”), and (b) Class A Common Units of Genesis (“Genesis Class A Units”) (exchangeable into Class A Common Stock) and Class C Common Stock, par value $0.001 per share, of the Company (the “Class C Common Stock”) (the issuance of the Class A Common Stock, the “New Stock Issuance” and the shares of Class C Common Stock issued, the “Conversion Shares”);

•	for each share of Class C Common Stock received by a Genesis Member, the Genesis Member’s membership interests in Genesis were reclassified as Genesis Class A Units;

•	Health Care REIT, Inc., a Delaware corporation (“HCN”), canceled an option it held to acquire interests in Genesis in exchange for shares of Class A Common Stock representing a portion of the 74.25% interest in the combined entity that would otherwise be held by the Genesis Members following the combination of the Company and Genesis; and

•	the participants under the Genesis Management Incentive Plan received cash and shares of Class A Common Stock constituting a portion of the 74.25% interest in the combined entity that would otherwise have been held by the Genesis Members following the combination of the Company and Genesis.

In connection with the Transactions, the Company changed its name to “Genesis Healthcare, Inc.”, the symbol under which the Class A Common Stock trades on the New York Stock Exchange was changed to “GEN”, and the CUSIP number of the Class A Common Stock was changed to 37185X 106.

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in “Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” of the second Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission (the “SEC”) on February 6, 2015 is incorporated herein by reference.

LLC Agreement

On February 2, 2015, pursuant to the Purchase Agreement, each of the Sun Members and each other holder of Genesis Common Units entered into the Sixth Amended and Restated Limited Liability Company Operating Agreement of Genesis (the “LLC Agreement”). Pursuant to the LLC Agreement, Sun is the managing member of Genesis (the “Managing Member”).

Pursuant to the LLC Agreement, the Managing Member has the right to determine when distributions will be made to the holders of the Genesis Common Units and the amount of any such distributions, subject to the terms of any preferred Genesis units authorized by the Managing Member. If the Managing Member authorizes a distribution to the holders of the Genesis Common Units, such distribution generally will be made pro rata in accordance with the percentage interests of the holders of the Genesis Common Units. However, if the Company and its subsidiaries have not contributed to Genesis, and are not treated as having contributed to Genesis for U.S. federal income tax purposes, certain assets (the “Excluded Assets”) (or the operating or capital proceeds therefrom), any distributions made with respect to the Managing Member’s Genesis Common Units generally will be reduced to the extent of any such operating or capital proceeds attributable to the Excluded Assets.

The holders of Genesis Common Units will incur U.S. federal, state, and local income taxes on their allocable share of any taxable income of Genesis. Subject to the terms of the LLC Agreement, Genesis will make cash distributions to each member, including the Sun Members, for purposes of funding such member’s tax obligations in respect of its allocable share of the net taxable income of Genesis. In general, these tax distributions will be computed based on an estimate of the net taxable income of Genesis allocable to the members (which allocation shall, for these purposes, be determined based on certain assumptions) multiplied by an assumed tax rate of 41%.

In addition, under the LLC Agreement, certain holders of Genesis interests (including the existing Genesis Members, certain subsequent members of Genesis, and certain transferees who obtain an interest in Genesis but are not treated as members thereof) will have the right, subject to the terms of the LLC Agreement, described below, to exchange all or a portion of their Genesis Class A Units for shares of Class A Common Stock or, at the Managing Member’s option, cash. Any exchange of Genesis Class A Units for shares of Class A Common Stock generally will be on a one-for-one basis, subject to certain adjustments for, among other things, stock splits and stock dividends. As a result of such exchanges, the number of Genesis Class A Units held by the Managing Member will increase as the Managing Member acquires the exchanged Genesis Class A Units.

Concurrently with the exercise of an exchange of Genesis Class A Units for shares of Class A Common Stock, as described immediately above, (1) a number of shares of Class C Common Stock , equal to the lesser of (i) the number of shares of Class A Common Stock to be issued in exchange for the Genesis Class A Units and (ii) the number of shares of Class C Common Stock then outstanding, will automatically be converted into shares of Class A Common Stock, and (2) pursuant to the LLC Agreement, Genesis will convert an amount of Sun’s Genesis Class C Units, equal to the number of Class C Common Stock converted in connection with the exchange, into Genesis Class A Units.

The foregoing summary of the LLC Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the LLC Agreement, which is filed as Exhibit 10.1 to this Form 8-K.

Tax Receivable Agreement

On February 2, 2015, the Company and Genesis entered into the Tax Receivable Agreement with certain Genesis Members who received Genesis Class A Units as a result of the Transactions. The Tax Receivable Agreement generally provides for the payment by the Company to Genesis Members of 90% of the cash savings, if any, in U.S. federal, state and local income tax or franchise tax that the Company actually realizes as a result of (1) any increase in tax basis attributable to the exchange of Genesis Class A Units for shares of Class A Common Stock by such Genesis Members and (2) the tax benefits related to imputed interest deemed to be paid by the Company under the Internal Revenue Code of 1986, as amended (the “Code”) or any provision of state, local or non-U.S. tax law as a result of the Company’s payment obligations to such Genesis Members under the Tax Receivable Agreement.

The holders of Genesis Class A Units (other than the Sun Members) have the right (subject to the terms of the LLC Agreement described above) to exchange their Genesis Class A Units for shares of Class A Common Stock or, at the Managing Member’s option, cash. As a result of such exchanges, the number of Genesis Class A Units held by the Managing Member will increase as the Managing Member acquires the exchanged Genesis Class A Units.

Genesis and each of its subsidiaries that is treated as a partnership for U.S. federal income tax purposes and as to which Genesis owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interest, the sole general partner interest, or the managing member or other similar interest (such subsidiaries, the “Genesis Subsidiaries”) intend to make an election under Section 754 of the Code that is effective for each taxable year in which an exchange by a holder of Genesis Class A Units for Class A Common Stock or cash occurs. As a result of this Section 754 election, an exchange by a holder of Genesis Class A Units for Class A Common Stock or cash may result in an increase in the Company’s indirect share of the tax basis in the assets owned by Genesis and the Genesis Subsidiaries. Any such increases in tax basis are likely to increase (for tax purposes) depreciation and amortization deductions and therefore reduce the amount of income tax that the Company otherwise would be required to pay in the future. These increases in tax basis may also decrease gain (or increase loss) on future dispositions of certain capital assets to the extent the increased tax basis is allocated to those capital assets. These increases in tax basis would not be available in the absence of the Transactions and the exchanges of Genesis Class A Units for Class A Common Stock or cash. The Internal Revenue Service (“IRS”), however, may challenge all or part of the existing tax basis, tax basis increase and increased deductions, and a court could sustain such a challenge.

Under the Tax Receivable Agreement, the benefits deemed realized by the Company as a result of the increase in tax basis attributable to the Genesis Members generally will be computed by comparing the actual income tax liability of the Company to the amount of such taxes that the Company would have been required to pay had there been no such increase in tax basis.

The term of the Tax Receivable Agreement generally will continue until all applicable tax benefits have been utilized or expired, unless the Company exercises its right to terminate the Tax Receivable Agreement and make an early termination payment.

Estimating the amount of payments that may be made under the Tax Receivable Agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis and deductions, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including:

•	the timing of exchanges—for instance, the increase in any tax deductions will vary depending on the fair value of the depreciable or amortizable assets of Genesis and the Genesis Subsidiaries at the time of each exchange, which fair value may fluctuate over time;

•	the price of shares of Class A Common Stock at the time of the exchange—the increase in any tax deductions, and the tax basis increase in other assets of Genesis and the Genesis Subsidiaries is directly proportional to the price of shares of Class A Common Stock at the time of the exchange; and

•	the amount and timing of the Company’s income—the Company will be required to pay 90% of the deemed benefits as and when deemed realized. If the Company does not have taxable income, the Company generally is not required (absent a change of control or circumstances requiring an early termination payment) to make payments under the Tax Receivable Agreement for that taxable year because no benefit will have been actually realized. However, any tax benefits that do not result in realized benefits in a given tax year likely will generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in payments under the Tax Receivable Agreement.

The Tax Receivable Agreement also provides that upon certain mergers, asset sales, other forms of business combinations or other changes of control, the Company’s (or its successor’s) obligations under the Tax Receivable Agreement would be based on certain assumptions, including that (1) the Company would have taxable income in each taxable year ending on or after such change of control at least equal to the Company’s taxable income for the 12-month period ending on the last day of the month immediately preceding the date of such change of control; (2) all non-amortizable assets would be deemed to be disposed of in 15 years; and (3) for purposes of calculating the payments to be made to the Genesis Members that have actually exchanged their Genesis Class A Units, all Genesis Class A Units will be deemed to be exchanged at the time of the change of control. As a result of these assumptions, the Company could be required to make payments under the Tax Receivable Agreement that are greater or less than the specified percentage of the actual benefits realized by the Company that are subject to the Tax Receivable Agreement. In addition, if the Company elects to terminate the Tax Receivable Agreement early, it would be required to make an early termination payment, which upfront payment may be made significantly in advance of the anticipated future tax benefits.

Payments generally are due under the Tax Receivable Agreement within a specified period of time following the filing of the Company’s U.S. federal income tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at a rate of LIBOR plus 100 basis points from the due date (with extensions) of such tax return.

Payments under the Tax Receivable Agreement generally will be based on the tax reporting positions that the Company will determine. Although the Company does not expect the IRS to challenge the Company’s tax reporting positions, the Company will not be reimbursed for any payments previously made under the Tax Receivable Agreement, but any overpayments will reduce future payments. As a result, in certain circumstances, payments could be made under the Tax Receivable Agreement in excess of the benefits that the Company actually realizes in respect of the tax attributes subject to the Tax Receivable Agreement.

The foregoing summary of the Tax Receivable Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Tax Receivable Agreement, which is filed as Exhibit 10.2 to this Form 8-K.

Real Estate Bridge Loan

On February 2, 2015, certain subsidiaries of the Company entered into a $360,000,000 loan (the “Real Estate Bridge Loan”) advanced by HCN which is secured by (x) a mortgage lien on each of the properties owned by such subsidiaries, and (y) a second lien on certain receivables of the operators of such properties.

The Real Estate Bridge Loan is subject to a 24-month term with two extension options of 90-days each and accrues interest at a rate equal to LIBOR, plus 6.75%, plus an additional margin that ranges up to 7.00% based on the aggregate number of days that the Real Estate Bridge Loan is outstanding. The interest rate is also subject to a LIBOR interest rate floor of 0.50%. The Real Estate Bridge Loan is subject to payments of interest only during the term with a balloon payment due at maturity; provided, that to the extent the subsidiaries receive any net proceeds from the sale and/or refinance of the properties such net proceeds are required to be used to repay the outstanding principal balance of the Real Estate Bridge Loan.

The Company has guaranteed the full payment of the Real Estate Bridge Loan.

Revolving Credit Facilities

On February 2, 2015, the Company and certain of its subsidiaries as borrowers entered into that certain Third Amended and Restated Credit Agreement, with the lenders and L/C issuers party thereto, and General Electric Capital Corporation as administrative agent (the “Revolving Credit Facilities”). The Revolving Credit Facilities provide for a senior secured, asset-based revolving credit facility of up to $550,000,000 under three separate tranches: Tranche A-1, Tranche A-2 and FILO Tranche. Interest accrues at a rate per annum equal to either (x) a base rate (calculated as the highest of the (i) prime rate, (ii) the federal funds rate plus 3.00%, or (iii) LIBOR plus the excess of the applicable margin between LIBOR loans and base rate loans) plus an applicable margin or (y) LIBOR plus an applicable margin. The applicable margin is based on the level of commitments for all three tranches, and in regards to LIBOR loans (i) for Tranche A-1 ranges from 3.25% to 2.75%; (ii) for Tranche A-2 ranges from 3.00% to 2.50%; and (iii) for FILO Tranche is 5.00%.

The Revolving Credit Facilities mature on February 2, 2020; provided that, if the Term Loan Facility (as defined below) or the Real Estate Bridge Loan maturities are not extended or the loans are not refinanced prior to their current maturities on December 4, 2017 and February 28, 2017 (or such later date pursuant to the permitted extensions under the Real Estate Bridge Loan), respectively, with longer term debt, the Revolving Credit Facilities will mature 90 days prior to such maturity date, as applicable.

Term Loan Facility

On September 25, 2014, Genesis Healthcare LLC and Sun (collectively, the “Existing Term Loan Borrowers”) and certain of its subsidiaries entered into the Amendment No. 2 to Term Loan Agreement (the “Term Loan Amendment”) to that certain Term Loan Agreement, dated as of December 3, 2012 among the Existing Term Loan Borrowers, certain subsidiaries of Genesis as existing guarantors, the lenders party thereto, and Barclays Bank plc, as administrative agent (the “Term Loan Facility”). The Term Loan Amendment provides for certain amendments to the financial covenants and other provisions of the Term Loan Facility allowing for and accommodating the Transactions.

On February 2, 2015, as a condition to the effectiveness of the Term Loan Amendment, the Company and certain of its subsidiaries joined as guarantors to the Term Loan Facility, as amended by the Term Loan Amendment. The original principal amount under the Term Loan Facility was $325,000,000 of which $230,671,683 is currently outstanding. The Term Loan Facility will mature on December 4, 2017.

Item 1.02.	Termination of a Material Definitive Agreement.

On February 2, 2015, the Company used the proceeds from the Real Estate Bridge Loan to fully pay off its obligations under (i) that certain Fourth Amended and Restated Credit Agreement, dated as of April 12, 2012, with Credit Suisse AG as administrative agent and collateral agent, and (ii) that certain Credit and Security Agreement, dated as of December 26, 2013, with MidCap Financial, LLC as administrative agent.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth above in “Introduction” is incorporated herein by reference.

The Company will file with the SEC the financial statements and pro forma financial information required to be filed pursuant to Rule 3-05 of Regulation S-X and Article 11 of Regulation S-X within 71 days of the date on which this Current Report on Form 8-K was required to be filed with the SEC.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information set forth above in “Item 1.01 - Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth above in “Introduction”, “Item 1.01 - Entry into a Material Definitive Agreement” and below in “Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” is incorporated herein by reference.

47,484,649 shares of Class A Common Stock and 66,829,609 shares of Class C Common Stock were issued to the Genesis Stakeholders in the aggregate in a transaction exempted from the registration requirement of the Securities Act of 1933 pursuant to Section 4(2) thereof and Regulation D promulgated thereunder.

Item 3.03.	Material Modification of Rights of Security Holders.

The information set forth below in “Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” is incorporated herein by reference.

In connection with the consummation of the Transactions, the Investor Stockholders’ Agreement, dated as of December 27, 2005, among SHG Holding Solutions, Inc., Onex Partners LP and the stockholders listed on the signature pages thereto, was terminated.

Item 5.01.	Changes in Control of Registrant.

The information set forth above in “Introduction” is incorporated herein by reference.

On August 18, 2014, certain of the Genesis Members (the “Voting Agreement Parties”) entered into an agreement (as amended, the “Voting Agreement”) pursuant to which each Voting Agreement Party agreed to vote all shares of Class A Common Stock and Class C Common Stock of which such Voting Agreement Party is the owner or otherwise holds the power to direct the vote at any particular future point in time as determined by Voting Agreement Parties holding the power to direct the vote of (1) with regard to the election of directors of the Company, a majority of the shares held by the Voting Agreement Parties, and (2) with regard to all other matters, at least seventy-five percent (75%) of the shares held by the Voting Agreement Parties.

As a result of entering into the Voting Agreement, from and after the Closing the Voting Agreement Parties are acting as a “group” within the meaning of Section 13(d)(3) of the Exchange Act. As of the Closing, the shares of Class A Common Stock and Class C Common Stock that are subject to the Voting Agreement is approximately 63% of the aggregate voting power of the Company. As a result, the Company will continue to qualify as a “controlled company” under applicable rules of the New York Stock Exchange.

Prior to the consummation of the Transactions, Onex Corporation and its affiliates held more than 50% of the aggregate voting power of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Restated Charter

On February 2, 2015, in connection with the completion of the Transactions, the Company amended and restated its existing certificate of incorporation in its entirety in the form of the Third Amended and Restated Certificate of Incorporation (the “Restated Charter”). A summary of the Restated Charter is included in the section entitled “The Transactions—Restated Charter” in the Company’s Definitive Information Statement on Schedule 14C filed with the SEC on January 9, 2015 (the “Information Statement”), and such information is incorporated by reference herein. The summary of the Restated Charter does not purport to be complete and is subject to, and qualified in its entirety by, the Restated Charter, a copy of which is attached hereto as Exhibit 3.1.

Restated Bylaws

On February 2, 2015, in connection with the completion of the Transactions, the Company amended and restated its existing bylaws in the form of the Amended and Restated Bylaws (the “Restated Bylaws”). A summary of the Restated Bylaws is included in the section entitled “The Transactions—Restated Bylaws” in the Information Statement, and such information is incorporated by reference herein. The summary of the Restated Bylaws does not purport to be complete and is subject to, and qualified in its entirety by, the Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2.

Forward-Looking Statements

Certain statements in this Form 8-K regarding the benefits of the transaction, future opportunities for the Company and any other statements regarding the Company’s future expectations, beliefs, goals or prospects contained in this Form 8-K constitute “forward-looking statements” under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be preceded by, followed by or include the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “could,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. A number of important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements, including factors described in the most recent Annual Report on Form 10-K of the Company and elsewhere in the Company’s filings with the SEC. You should not place undue reliance on any of these forward- looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any such statement to reflect new information, or the occurrence of future events or changes in circumstances.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Third Amended and Restated Certificate of Incorporation of the Company

3.2	Amended and Restated Bylaws of the Company

10.1	Sixth Amended and Restated Limited Liability Company Operating Agreement of FC-GEN Operations Investment, LLC

10.2	Tax Receivable Agreement, dated as of February 2, 2015, by and among Genesis Healthcare, Inc. (f/k/a Skilled Healthcare Group, Inc.), FC-GEN Operations Investment, LLC and each of the Members (as defined therein)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS HEALTHCARE, INC.

Date: February 6, 2015	By:	/s/ Michael S. Sherman
Michael S. Sherman
Senior Vice President, General Counsel, Secretary and Assistant Treasurer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Third Amended and Restated Certificate of Incorporation of the Company

3.2	Amended and Restated Bylaws of the Company

10.1	Sixth Amended and Restated Limited Liability Company Operating Agreement of FC-GEN Operations Investment, LLC

10.2	Tax Receivable Agreement, by and among Genesis Healthcare, Inc. (f/k/a Skilled Healthcare Group, Inc.), FC-GEN Operations Investment, LLC and each of the Members (as defined therein)